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                              SKYLINE CHILI, INC.
                             FORM 10-KSB FOR FISCAL
                          YEAR ENDED OCTOBER 29, 1995

                                 EXHIBIT 10.19

               WRITTEN DESCRIPTION OF OUTSIDE DIRECTORS' FEE PLAN

                 During fiscal 1995, each member of the Company's Board of Directors who was not also an employee of the Company received an annual fee of $10,000 for serving as a director (paid quarterly). In addition, such directors received a fee of $850 for attendance at each Board meeting, and a fee of $750 for attendance at each Board Committee meeting.

                 Directors who are also employees of the Company do not receive any separate fees for serving on the Company's Board or for attending Board or Committee meetings.